Registration No. 333-76746


                         SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                      FORM SB-2
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                 (Amendment Number 2)
                                ----------------------

                                  US Patriot, Inc.
                    (Name of Small Business Issuer in its Charter)

      South Carolina                   5699                  57-1107699
 --------------------------     --------------------------  ------------------
(State of Other Jurisdiction  (Primary Standard Industrial  (IRS Employer
    of Incorporation or       Classification Code Number)   Identification No.)
      Organization)

                                  5401 Forest Drive
                                 Columbia, SC  29206
                                   (803) 790-5294
           (Address and telephone number of principal executive offices and principal place of business)

                                   Phillips N. Dee
                                  5401 Forest Drive
                                 Columbia, SC  29206
                                   (803) 790-5294
           (Name, address and telephone number of agent for service)

                                     Copies to:

                             James G. Dodrill II, Esq.
                             James G. Dodrill II, P.A.
                               3360 NW 53rd Circle
                               Boca Raton, FL 33496
                                (561) 862-0529 tel
                                (561) 862-0927 fax
                                ------------------
                 Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
                                ------------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).

                             CALCULATION OF REGISTRATION FEE



                                       PROPOSED        PROPOSED
TITLE OF EACH CLASS                    MAXIMUM         MAXIMUM
OF                        AMOUNT TO    OFFERING       AGGREGATE           AMOUNT OF
SHARES TO BE                 BE        PRICE PER       OFFERING         REGISTRATION
REGISTERED                REGISTERED   SHARE <F1>       PRICE               FEE
-------------------      -----------   ---------      ---------         ------------

Common Stock, $.0001       500,000       $0.50           $250,000           $59.75
par value to be sold
by the company



Common Stock,
$.0001 par value to be   1,670,000       $0.50           $835,000          $199.56
sold by selling
shareholders


TOTAL                    2,170,000                     $1,085,000          $259.31
----------------------

<F1>
     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
                                   -------------------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                  PROSPECTUS

               SUBJECT TO COMPLETION, DATED APRIL 18, 2002


                       2,170,000 Shares of Common Stock

                               US PATRIOT, INC.
     The Offering:
     -------------


     This is our initial public offering. We are registering a total of 2,170,000 shares of our common stock, of which 500,000 are being offered by the company and 1,670,000 are being offered by selling shareholders. The shares we are offering are being offered on a self-underwritten basis and there is no minimum amount that we must sell in order for this offering to proceed. The selling shareholders will sell at a price of $0.50 per share until their shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or at privately negotiated prices. We will sell at a price of $0.50 per share.



     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.


         Proposed Trading Symbol:        OTC Bulletin Board - "USPI"
                     _________________________________


     Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 8 of this prospectus.


     We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.
                        ______________________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                       _______________________

    The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


         The date of this prospectus is April 18, 2002

                              TABLE OF CONTENTS


                                                          Page
                                                          ----

Prospectus Summary                                          3
The Offering                                                4
Summary Financial Information                               7
Risk Factors                                                8
Use of Proceeds                                             14
Determination of Offering Price                             16
Dividend Policy                                             16
Dilution                                                    17
Management's Discussion and Analysis of Financial
Condition and Results of Operations                         18
Business                                                    23
Management                                                  32
Principal Shareholders                                      34
Selling Shareholders                                        35
Description of Securities                                   37
Indemnification                                             39
Plan of Distribution                                        40
Legal Matters                                               42
Experts                                                     42
Where You Can Find More Information                         43
Index to Financial Statements                              F-1


	As used in this prospectus, the terms "we," "us," "our," "the company," and "US Patriot" mean US Patriot, Inc., a South Carolina corporation. The term "selling shareholders" means our shareholders who are offering to sell their shares of US Patriot common stock that are being registered through this prospectus. The term "common stock" means our common stock, par value $0.0001 per share and the term "Shares" means the 2,170,000 shares of common stock being offered through this prospectus.

                            PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


     US Patriot, Inc. is a company based in Columbia, South Carolina that sells and services military and law enforcement clothing, gear and related equipment. The company currently sells through its one existing retail store in Columbia, and plans to expand into law enforcement, correction and security uniforms and soft goods at its current location, and then subsequently through franchising. The company will serve as the distributor and wholesale supplier to franchisees for these products.


     We were incorporated in South Carolina in 2000. For the fiscal year ended October 31, 2001, we achieved revenues of approximately $344,000.

     Our office is located at 5401 Forest Drive, Columbia, South
Carolina 29206 and our telephone number is (803) 790-5294.

                                The Offering
                                ------------

Securities Offered                                 2,170,000 shares of common
                                                   stock, 500,000 of which are
                                                   being offered by us and
                                                   1,670,000 shares of which
                                                   are being offered by the
                                                   selling shareholders; See
                                                   "Description of Securities"

Common Stock Outstanding, before offering          5,335,000
Common Stock Outstanding, after offering <F1>      Assuming all warrants are
                                                   exercised, if we are
                                                   successful in selling all
                                                   shares we are offering, we
                                                   will have 6,170,000 shares
                                                   outstanding.  If we are only
                                                   able to sell 50% of the
                                                   shares we are offering, we
                                                   will have 5,920,000 shares
                                                   outstanding.  If we are
                                                   only able to sell 10% of
                                                   the shares we are offering,
                                                   we will have 5,720,000
                                                   shares outstanding.


Proposed OTC Bulletin Board Symbol                 USPI


Use of Proceeds                                    We will use the proceeds
                                                   of any sales of our common
                                                   stock for general
                                                   corporate purposes, which
                                                   includes the plan to
                                                   establish a franchise sales
                                                   effort and a warehousing
                                                   and distribution system
                                                   for franchisee support.  We
                                                   will not receive any
                                                   proceeds from the sale of
                                                   common stock by our
                                                   selling shareholders.  Of
                                                   the shares being
                                                   registered for resale to
                                                   the public, 335,000 may be
                                                   privately acquired by the
                                                   selling shareholders by
                                                   exercising warrants to
                                                   purchase such shares from
                                                   us at a price of $0.40 per
                                                   share.  We will receive
                                                   proceeds to the extent
                                                   that any of the warrants
                                                   are exercised and intend
                                                   to use the proceeds from
                                                   the exercise of any of the
                                                   warrants for general
                                                   corporate purposes.  See
                                                   "Use of Proceeds."


<F1>

(1) assumes the exercise of all 335,000 warrants and the sale of all 500,000 shares offered by us.


Dividend Policy                                    We do not intend to pay
                                                   dividends on our common
                                                   stock.  We plan to retain
                                                   any earnings for use in
                                                   the operation of our
                                                   business and to fund
                                                   future growth.

Risk Factors
------------


	The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face within this prospectus. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to "Risks Associated with Forward-looking Statements" on page 12.

                     Summary Financial Information
                     -----------------------------

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.



                                                     (unaudited)
                                  Year ended        Three months
                                   October              Ended
                                   31,2001        January 31, 2002
                                  ----------      ----------------


Statement of Operations Data:
Net Sales                          $ 343,584         $  165,298
                                   ==========        ===========

Gross Profit                       $ 134,298         $   69,697
                                   ==========        ===========

Net Loss                           $ (19,702)        $   (1,832)
                                   ==========        ===========


Net loss per share
 - basic and diluted               $   (0.00)        $    (0.00)
                                   ==========        ===========


                                                      (unaudited)
                                                          As of
                                                         January
                                                         31, 2002
                                                         --------


Balance Sheet Data
Cash and cash equivalents                                $   1,474
Total current assets                                     $  87,690
Total assets                                             $ 131,368
Total current liabilities                                $ 128,597
Total stockholders' equity (deficit)                     $ (11,831)
Total liabilities and stockholders' equity (deficit)     $ 131,368

                                 RISK FACTORS
                                 ------------

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.


     Certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this prospectus or otherwise made by us or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negatives of those words, identify forward-looking statements. These statements appear in a number of places in this prospectus and include statements as to our intent, belief or expectations. These forward-looking statements are subject to the risks detailed below or elsewhere in this prospectus, or detailed from time to time in our filings with the Securities and Exchange Commission. See "Risks Associated With Forward-Looking Statements" on page 12.


     Investors should assume that, even if not specifically stated within this document, if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.


We have limited historical information for you to consider in assessing whether to purchase our shares which may make it more difficult for you to analyze the risks associated with investing in us.
-------------------------------------------------------------------


     We have limited historical operating and financial data for potential investors to consider in assessing the advisability of an investment in our company or in evaluating us and our prospects. Investors should consider the risks and difficulties frequently encountered by companies like ours that have recently established a new business enterprise. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by new businesses in a competitive industry. These risks, expenses and difficulties include those associated with opening new retail locations. A task such as this involves the difficulty and time involved in picking a location management deems desirable, the risk that management's assessment will be wrong and that such location will not prove attractive to consumers and the expenses associated with opening a new retail establishment. Due to the limited history of undertaking projects such as this, our ability to sell products, and the level of success, if any, we achieve, is difficult to accurately project at this time.


We are currently in violation of one of the terms of our installment loan agreement.
--------------------------------------------------------------------

     On November 30, 2000, we entered into a 5-year installment loan agreement with a financial institution to borrow $100,000 for the purpose of purchasing inventory and equipment. Inventory, accounts receivable, furniture and fixtures, equipment, and stockholder's real property serve as collateral for the loan. The loan agreement contains certain restrictive terms that require compliance or constitute events of default. Specifically, the terms of the significant debt covenants are that we must provide annual financial statements and that there be no change in ownership greater that 25% of our common stock. In the event of default, we are given the opportunity to cure the default once notified of such breach of the agreement by the financial institution. The default must be cured within 15 days or as soon as reasonably possible as determined by the financial institution. If cured within the specified timeframe, no event of default will have occurred. We have been in violation of the term requiring that there be no change in ownership of more than 25% for more than one year. While the financial institution has been informed of the violation, we have not received a notice of breach requiring that the default be cured. We are current with our scheduled payments under this note and are currently attempting to secure financing from another source in order to repay this loan.
If we are unable to secure such other financing and if the lender declares the note in default and we are unable to cure such default the lender may decide for foreclose on the collateral. Such events would have a materially adverse effect on our ability to conduct business.


Our management has little experience operating a company such as ours, which may lead to errors in decisionmaking that a more experienced management team would not make.
----------------------------------------------------------------------



     We were founded in October of 2000 and only entered our market in December of 2000. Management has no proven record of success in establishing and/or running a retail store or in franchising a business concept. Because our management has little experience running a company such as ours they may make errors in making decisions that an experienced management team would not make.

Because of our chosen target market, we believe that we need to establish our US Patriot brand and that failure to do so could reduce our potential income.
---------------------------------------------------------------------



     Currently the majority of our sales are to military and law enforcement personnel. We believe that our chosen name, US Patriot, is an asset that, once established, will contribute to the growth of our business. Our business strategy includes using the US Patriot name nationwide. Implementing this strategy requires the commitment of financial resources that we do not presently have. We believe that if we are unable to raise and commit resources to establishing our chosen name we could experience a reduction in our potential income.



Our officers and directors are not required to continue as shareholders and may not continue to maintain an equity interest in the company. If they do not continue as shareholders their interests may not mirror those of shareholders, which could lead to decisions being made that reduce our revenues or otherwise adversely impact shareholders.
---------------------------------------------------------------------



     We are registering some shares of our common stock that are currently held by our officers and directors. Additionally, there is no requirement that any of our officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of our officers and/or directors will continue to maintain an equity interest in the company. If our officers and directors do not continue as shareholders their interests may become different than those of shareholders, which could lead to decisions being made that benefit management but not shareholders. Such decisions could lead to a reduction in our net income and revenues and ultimately to the reduction in the value of an investment in our stock.



Currently control of our company is concentrated in two major shareholders who serve as President and a Director, which may adversely affect the market price for our stock as well as the ability for unaffiliated shareholders to influence decisions made by the company.
--------------------------------------------------------------------------



     Currently, two individuals hold 74.98% of our outstanding common stock. Even if all shares of stock registered hereunder are sold to unaffiliated individuals, these two individuals will still hold 69.94% of our outstanding stock. Additionally, nothing prohibits these two individuals from purchasing additional shares of our stock in this offering. Accordingly, these two individuals have the ability to control decisions made by the company to engage in transactions such as mergers, acquisitions and reorganizations, any of which could impact the value of an investment in the company.
Additionally, our legal counsel, who is unaffiliated with the company, is currently the holder of 18.74% of our outstanding common stock and accordingly may substantially influence our votes. If all shares are sold in this offering except the shares that such shareholder is offering, he will then own 16.21% of our outstanding common stock. Furthermore, nothing prevents him from purchasing additional shares in this offering.
Additionally, having control of our company concentrated in a few individuals could adversely affect the desirability of owning our stock and accordingly the market price of our stock.



We face substantial competition from companies that have substantially greater capital resources than we have.
----------------------------------------------------------------------


     We face competition from various companies in each product line we offer. One of these competitors in particular, Galls, is very well established and has substantial capital resources. All of the companies which we know serve our markets are larger and have greater capital resources than we do.


Our outstanding warrants may never be exercised which would reduce the funds we have available to expedite execution of our business plan.
----------------------------------------------------------------------------

     We presently have outstanding warrants to purchase 335,000 shares of our common stock at a price of $0.40 per share. If all of these warrants are exercised we will receive proceeds of $134,000. These funds would be used to expedite execution of our business plan. However, there can be no assurance that any of the holders of our warrants will ever choose to exercise any warrants. In that event we would receive no additional funds from these warrants would likely be forced to seek alternative sources of funding. In the event we are unable to secure additional funding we may be unable to execute our business plan at any set timeframe, or at all.


There has never been a market for our common stock and if an active market does not develop you may experience difficulty selling your shares if you wish to do so which could result in you losing your entire investment.
--------------------------------------------------------------------------


     Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained.


     Company's that trade on the bulletin board are often referred to as "penny stocks" and are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want and may lose your entire investment if you wished to sell your stock but were unable to do so because of the lack of an active trading market.



We have not paid dividends in the past and there is no assurance of future dividends being paid which may reduce the total return on any investment you make in the company.
-------------------------------------------------------------------



     We have never paid any dividends and at this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. There is no assurance that our management will use any retained earnings in a wise manner or in a manner that generates additional revenue or earnings. Accordingly, decisions to retain any earnings may ultimately reduce the total return on any investment made in the company.



We may require additional financing and could experience reduced income or revenue or other difficulties in operating our business if we required such funding and were unable to raise it.
----------------------------------------------------------------------

     At October 31, 2001, we had current assets of $83,074. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of our securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all. Based upon our present liquid resources and our present operating expenses, and if we continue generating revenues from operations at their present level, we believe we will be able to maintain our current operations for a minimum of twelve months. If additional funds are required, but cannot be raised, it could result in us experiencing reduced income or revenue or other difficulties operating our business. To the extent that additional funds are obtained by the sale of equity securities, our shareholders may sustain significant dilution.


Future sales of our common stock may have a depressive effect upon its price.
----------------------------------------------------------------------

All 5,335,000 of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. With the exception of the 1,670,000 shares of common stock being registered in this Registration Statement for our selling shareholders (including the 335,000 shares of common stock issuable upon exercise of our outstanding warrants), these shares are "restricted securities" as that term is defined by Rule 144 of the Securities Act, and in the future, may be sold in compliance with Rule 144 or pursuant to an effective registration statement. Rule 144 allows a person, subject to certain requirements, who has beneficially owned restricted securities for a period of one year to, every three months, sell in brokerage transactions an amount that does not exceed the greater of (1) 1% of the outstanding number of shares of a particular class of such securities or (2) the average weekly trading volume in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. In the future, sales of presently restricted securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.


Our shares are "Penny Stocks" which are subject to certain restrictions that could adversely affect the liquidity of an investment in us.
------------------------------------------------------------
Our shares are "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, which imposes sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In addition, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities.

A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Risks associated with forward looking statements.
-------------------------------------------------


     This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or
"expect," we are making forward-looking statements. We have based these forward-looking statements on our current expectations about future events and believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but these assumptions and expectations may not be correct and we may not take any action that we presently are planning. The forward-looking statements are subject to risks, uncertainties and assumptions that are discussed in the Risk Factor section above as well as throughout this prospectus. The forward-looking statements and associated risks set forth in this prospectus include or relate to:


    (1) our ability to obtain a meaningful degree of consumer acceptance for our products now and in the future,
    (2) our ability to market our products at competitive prices now and in the future,
    (3) our ability to maintain brand-name recognition for our products now and in the future,
    (4)     our ability to maintain an effective distributors network,
    (5) our success in forecasting demand for our services now and in the future,
    (6) our ability to maintain pricing and thereby maintain adequate profit margins,
    (7) our ability to achieve adequate intellectual property protection and
    (8) our ability to obtain and retain sufficient capital for future operations.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

                              USE OF PROCEEDS
                              ---------------


     We will use any proceeds raised from the sale of securities we are offering for general corporate purposes and expediting the execution of our business plan. Below we have set forth specific items which funds raised would be allocated towards. There is no minimum amount that must be sold in order for this offering to proceed. Instead, we anticipate that the greater the amount we are able to raise through this offering, the faster we will be able to execute our business plan.



     General Corporate purposes include the establishment of a strong management team and support personnel to build and administer a wholesale supply system for prospective franchisees, as well as for selling franchises. Simultaneous undertakings of the supply side as well as the sales efforts will be funded to accelerate the company's growth. If we successfully sell all shares registered for sale by us, we would generate adequate capital to lease, stock and staff a warehouse facility to support franchises. This scenario would allow us to contract for larger quantities of product, buying at a greater discount and warehousing for distribution. These funds would also allow us to bring production of embroidered and printed uniform and clothing items under our control immediately rather than in the future.



     If we are able to sell one-half of the shares registered for sale by us, we would begin sales efforts, and set up the administrative side of our wholesale sales efforts to receive, execute and track franchise orders. Hiring would be possible for outside sales, and administrative tracking of orders from the franchisees. These orders would be shipped directly from outsourced suppliers and service providers. In this scenario our office would serve as a clearinghouse for orders, until enough cash from operations became available to begin warehousing operations and accordingly take advantage of accompanying economies of scale.



     If we only raise minimal funds through this offering, we would proceed with our one store, expanding inventory, and establish a smaller scale system for aiding the first franchisees. Franchise sales would be handled by our current staff, as would store management and order tracking. This scenario would slow our development significantly, but we anticipate that we would not alter our business plan. We believe that our existing management would be able to handle the initial sales of franchise's and their establishment, and the proceeds from these first sales would then be used as capital for company growth.


     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.


     We will receive proceeds to the extent that any holder of a warrant decides to exercise such warrant and intend to use the proceeds from the exercise of any of the 335,000 warrants for working capital and for general corporate purposes; however, there can be no assurance that all or any portion of these shares will be sold. If all of the 335,000 warrants are exercised at $0.40, we will receive gross proceeds of $134,000. Any proceeds received through the exercise of warrants will be used as set forth above to supplement the amount we raise through the sale of our common stock.


     We expect to incur expenses of approximately $60,000 in connection with the registration of the shares. In the event that we are able to raise less than $60,000 through this offering, all funds we raise will be used to pay these expenses. Accordingly, in order for us to receive any proceeds we must sell at least 120,000 shares, which equals 24% of the shares registered for sale by us.

     The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, there can be no assurance that we will spend the use of proceeds exactly as laid out in the table.




Total shares offered by the company          500,000     500,000         500,000         500,000
Percent of total shares offered                  25%         50%             75%            100%
Shares sold                                  125,000     250,000         375,000         500,000

Gross proceeds from offering                  62,500     125,000         187,500         250,000
Less: offering expenses                       60,000      60,000          60,000          60,000
                                        -------------   ------------    ------------    ------------
Net proceeds from offering                     2,500      65,000         127,500         190,000

Use of net proceeds
  Operating expenses & working capital         2,500       5,000          10,000          10,000
  Inventory Expansion                                     20,000          30,000          50,000
  Franchise Sales Effort                                  25,000          40,000          40,000
  Establishing Distribution System (Hiring, Infrastructure)               20,000          20,000
  Current Debt Retirement                                                 27,500          70,000




     It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 500,000 shares offered will be sold. If fewer than all of the shares are sold, we may ultimately need to delay or modify our business plan. There can be no assurance that any delay or modification will not adversely affect our development and ultimately our chance of success. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.



     The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the military and law enforcement clothing, gear, and related equipment industry and the environment in which we operate, and/or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

                       DETERMINATION OF OFFERING PRICE
                       -------------------------------

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                              DIVIDEND POLICY
                              ---------------

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                                   DILUTION
                                   --------

     Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at October 31, 2001 was $(16,699), or $(0.003) per share of common stock. On November 20, 2001, the Company issued 335,000 shares for $0.02 per share, increasing the net tangible book value by $6,700, or $.001 per share, to $(0.002) per share. Our unaudited net tangible book value at January 31, 2002 was $(11,831) or $(0.002) per share. Dilution per share represents the difference between the offering price of $0.50 per share and the net tangible book value per share of common stock, as adjusted, subsequent to this offering.



     After giving effect to the completion of the offering, assumed to have taken place January 31, 2002, and after deducting offering expenses estimated to be $60,000, our pro forma net tangible book value will be $178,169, or $0.031 per share assuming the sale of all 500,000 shares being offered by the company. This represents an immediate increase in pro forma net tangible book value of $0.033 per share to existing shareholders and an immediate dilution of $0.467 per share, or approximately 93.4% of the offering price, to investors purchasing shares of common stock in the offering.


     Public offering Price per share                         $ 0.50
     Net Tangible Book Value per share before offering       $(0.002)
     Increase Per Share attributable to sale of these shares $ 0.033
     Pro-Forma Net Tangible Book Value after offering        $ 0.031
     Dilution per share to Public Investors                  $ 0.469


     The following table summarizes as of January 31, 2002, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares (see "Certain Transactions" for a description of these transactions). For purposes of this table, the sale to the public of these shares, is assumed to have taken place on January 31, 2002 to include the most recent quarters operating results and the shares issued November 15, 2001.



                               Shares Purchased       Total Consideration Paid        Average Price
                             Number         Percent   Amount           Percent         per Share
                            ---------      --------   ---------        -------        -------------
Existing Shareholders       5,335,000       91.43%    $  17,700          6.61%            $0.0033
New Investors                 500,000        8.57%    $ 250,000         93.39%            $0.50
                            ---------      --------   ---------        -------        -------------
Total                       5,835,000      100.0%     $ 267,700        100.0%             $0.0459


     The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering (less offering expenses of $60,000) and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved:


Shares outstanding prior to offering:      5,335,000

Total shares offered                          500,000         500,000         500,000         500,000
Shares sold                                   125,000         250,000         375,000         500,000
Public offering price                           $0.50           $0.50           $0.50           $0.50

Per share increase attributable to
new investors                                $  0.000        $  0.012        $  0.022        $  0.033
NTBV per share prior to offering             $ (0.002)       $ (0.002)       $ (0.002)       $ (0.002)
                                             ---------       ---------       ---------       ---------
Post offering pro forma NTBV per share       $ (0.002)       $  0.010        $  0.020        $  0.031

Dilution to new investors                    $  0.50         $  0.490        $  0.480        $  0.469
Percent of dilution of the offering price     100.0%           98.0%           96.0%           93.8%


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
        ---------------------------------------------------------------
                            RESULTS OF OPERATION
                            --------------------

     The following is a discussion of our results of operations and our liquidity and capital resources. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. See "Risks Associated With Forward Looking Statements". The following should be read in conjunction with our Financial Statements and the related notes included elsewhere in this prospectus.


CRITICAL ACCOUNTING POLICIES
----------------------------



     The Company has adopted various accounting policies which govern the application of accounting principles generally accepted in the United States in the preparation of the Company's financial statements. The significant accounting policies of the Company are described in the footnotes to the financial statements.



     Certain accounting policies involve significant judgments and assumptions by management which have a material impact on the carrying value of certain assets and liabilities; management considers such accounting policies to be critical accounting policies. The judgments and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made by management, actual results could differ from these judgments and estimates which could have a material impact on the carrying values of assets and liabilities and the results of operations of the Company.



     The Company believes that the accounting for income taxes and recognition of deferred tax assets requires the most significant use of judgment and estimates in the preparation of its financial statements. Refer to the summary of significant accounting policies in the footnotes to the financial statements for a detailed description of the Company's methodology related to income taxes.



Overview
--------


     US Patriot was incorporated in the state of South Carolina in 2000. We currently operate one company store, and intend to establish franchises nationwide supported by our management and distribution services. By partnering with the franchisees in a relationship that will maximize everyone's investment, we are committed to providing the franchisees with a quality, competitively priced range of products for their resale. We believe that growth will occur through our company owned store as well as franchises.



     At this time we have not entered into any franchise agreements with any parties in any locations. Our primary markets are military, law enforcement, security, fire and rescue personnel located in Columbia, South Carolina. We currently sell uniforms, uniform accessories, field gear such as holsters, knives and load carrying equipment, and related casual clothing in our one store, which is located in Columbia, SC. We also operate a uniform sewing and alterations shop in the same facility that sews patches on military duty uniforms, law enforcement tactical uniforms and performs alterations for dress and duty uniforms for military and law enforcement entities.
Our customers are individuals employed in these fields: local, state and federal agencies related to the military and law enforcement;

private law enforcement and security groups; and individual customers who utilize our products for hunting, outdoor activities and recreation. We believe that the past year has seen an increased awareness for military and law enforcement related concerns in our society. It is our belief that public and private spending in these areas will increase in the future, and we plan to be well positioned to capitalize on this anticipated growth. Our current company store began serving just the military, but has seen an increased demand from the law enforcement and related agencies' community. As the store has expanded its product offerings into more law enforcement related items such as lightweight nylon duty belts, weapons holsters and accessories, the crossover between our military customers and the emerging market of law enforcement professionals became increasingly apparent. With the addition of services like sewing and alterations we have been able to reach out to more customers, thus expanding our customer base. The expansion of products and services has been financed internally from working cash flow to build greater returns upon the fiscal results of our success. Our store is unique to the regional market as we sell only new gear, clothing and equipment.


Results and Plan of Operations
------------------------------

     For the year ended October 31, 2001 we achieved $343,584 in net sales. This compares to having achieved no net sales during the period from inception (October 2, 2000) through October 31, 2000. During that prior period we were solely in the development stage and had not opened our store. During the year ended October 31, 2001 we incurred $209,286 as our cost of sales, compared to no cost of sales during the period from inception through October 31, 2000. Selling, general and administrative expenses totaled $151,512 during the year ended October 31, 2001 compared to $3,747 during the period from inception through October 31, 2000. This increase of $147,765 was the result of our store opening on December 26, 2000 and having approximately ten months of operations compared to a period of less
than one month and no operations.    Our net loss for the year ended
October 31, 2001 totaled $19,702, compared to a net loss of $2,997 for the period ended October 31, 2000. This increase of $16,705 was primarily a result of having approximately ten months of operations compared to a period of less than one month.


     For the three months ended January 31, 2002, we achieved $165,298 in net sales. This compares to having achieved net sales of only $9,565 during the three months ended January 31, 2001. We attribute this increase in sales to the store becoming better established in its market and to the commencement of contract sales to public entities.
During the three months ended January 31, 2002 we incurred $95,601 as our cost of sales, compared to $5,261 in the same period in the prior year. Selling, general and administrative expenses totaled $71,004 during the three months ended January 31, 2002 compared to $18,579 during the same period in the prior year. As noted above, the increases over the prior period for cost of sales and selling, general and administrative expenses are due to the comparison of three months of operations to the first month of operations and the respective sales volumes for each period. Our net loss for the three months ended January 31, 2002 totaled $1,832, compared to a net loss of $11,502 for the same period in the prior year.



     The increase in sales over the three months ended January 31, 2001 is primarily attributed to the operning of the store on December 26, 2000 and having 3 months of operations in the first quarter of 2002 as compared to the first month of operations representing the entire first quarter of 2001.

     Management believes even if we are unsuccessful in selling any of the shares of common stock offered by this prospectus, we will be able to satisfy our cash requirements for at least the next 12 months. Fully executing our business plan beyond the present stage, however, will increase our cash needs and monthly burn rate and we will not be able to begin complete execution of our plan until we have raised substantial additional resources or begun generating greater sales through our existing store.


     We do not anticipate that there will be any significant changes in the number of employees or expenditures from what is discussed in this prospectus. There can be no assurance, however, that conditions will not change forcing us to make changes to any of our plan of operations or business strategies.

Liquidity and Capital Resources
-------------------------------

     While at this time, our current liabilities are mainly comprised of current maturities of long term obligations, there can be no assurance that current liabilities will continue to be less than our current assets. Our business expansion will require significant capital resources that may be funded through the sale of our common stock, the issuance of notes payable or other debt arrangements that may affect our debt and capital structure.

     As of October 31, 2001 we have spent a total of $151,512 in selling, general and administrative expenses. For the year ended October 31, 2001 our funds have primarily been generated by sales of products. Additionally, between October 2, 2000 and June 1, 2001 our President loaned us $24,482. These advances were formalized in a note agreement with us on June 1, 2001. The note was issued as a 5-year term loan that does not bear interest and requires two payments of principal per year, beginning on December 31, 2002.


     On November 30, 2000 we entered into a 5-year installment loan agreement with a financial institution to borrow $100,000 for the purpose of purchasing inventory and equipment. The loan bears interest at the institution's prime rate plus 1%, which was 6% at October 31, 2001. The note is payable in 60 monthly principal and interest payments of $2,156. Inventory, accounts receivable, furniture and fixtures, equipment, and shareholder's real property serve as collateral for the loan. The loan agreeement contains certain restrictive terms that require compliance or constitute events of default. The terms of the significant debt covenants are that we provide annual financial statements and that there be no change in ownership greater than 25% of our common stock. We were in compliance with all terms with the exception of the ownership term as of October 31, 2001. In the event of default, we are given the opportunity to cure the default once notified of such breach of the agreement by the financial institution. The default must be cured within 15 days or as soon as reasonably possible as determined by the financial institution. If cured within the specified timeframe, no event of default will have occurred. As of January 2, 2001, we have been in violation of the term requiring that there by no change in ownership of more than 25% of borrower. While the financial institution has been informed of the violation, we have not received a notice of breach requiring the default be cured. We are current with our scheduled payments.


     On October 15, 2001 we entered into a one-year installment loan of $12,500 with a financial institution to purchase equipment. The note bears interest at the institution's prime rate plus 1%, which was 6% at October 31, 2001. The note is payable in 12 monthly principal and interest payments of $1,092. The equipment serves as collateral for the loan.

     We also raised $6,700 through a Regulation D private placement in November of 2001.

     Management believes even if we are unsuccessful in selling any of the shares of common stock offered by this prospectus, we will be able to satisfy our cash requirements for at least the next 12 months. Funds raised through this offering will allow us to expedite our business plan faster.

     The following are all of our contractual obligations as of October 31, 2001.



                                 Payments Due by Period as of October 31, 2001
                                 ---------------------------------------------
                                                Less than      1-3      3-5
Contractual Obligations                 Total   1 year        years    years

Long-Term Debt                       $143,230   $43,872       $61,536  $37,822
Capital Lease Obligations               1,809       696           936      177
Operating Leases                      111,125    38,100        73,025        -
Total Contractual Cash Obligations   $256,164   $82,668      $135,497  $37,999



     The preceding table should be read in conjunction with the footnotes to the financial statements for a description of provisions that create, increase or accelerate liabilities, and detail other pertinent data. The payments in the above table include contractual payments, consisting of principal and interest where applicable, required under the respective obligations. Refer to the Liquidity and Capital Resources section of Management's Discussion and Analysis of Financial Condition and Results of Operation where the Company's violation of one of its debt covenants is discussed.




Forward Looking Statements
--------------------------

     Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, changes in market demand, changing interest rates, adverse weather conditions that reduce sales at distributors, the risk of assembly and manufacturing plant shutdowns due to storms or other factors, and the impact of marketing and cost-management programs.

Recent Accounting Pronouncements
--------------------------------

     In 2000, the Securities and Exchange Commission issued Staff
Accounting Bulletin (SAB) No. 101 - Revenue Recognition in Financial Statements. This statement addresses the timing of revenue recognition.

Management believes that they have appropriately recognized revenue in accordance with the criteria set forth in the statement.

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141- Business Combinations. This FASB addresses accounting and reporting for all business combinations and defines the purchase method as the only acceptable method. This statement is effective for all business combinations initiated after June 30, 2001.

     In June 2001, the FASB issued SFAS No. 142 - Goodwill and Other Intangible Assets. This SFAS addresses how goodwill and other intangible assets should be accounted for at their acquisition (except for those acquired in a business combination) and after they have been
initially recognized in the financial statements.    The statement is
effective for all fiscal years beginning after December 15, 2001. The impact of this SFAS will not be material to the Company's financial statements.

     In August 2001, the FASB issued SFAS No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets. This SFAS supercedes prior pronouncements associated with impairment or disposal of long-lived assets. The SFAS establishes methodologies for assessing impairment of long-lived assets, including assets to be disposed of by sale or by other means. This statement is effective for all fiscal years beginning after December 15, 2001. This SFAS is not expected to have a material impact on the Company's financial position.

     Additional accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

                                   BUSINESS

GENERAL
-------

     US Patriot Inc. is an owner and potential franchiser of retail stores that sells, distributes, tailors and services military and law enforcement related clothing, uniforms, gear and associated soft goods. These soft goods include tactical field gear such as holsters, pistol and other types of belts; numerous types of duffle and equipment bags; military socks, gloves and clothes for various climactic conditions; and military and law enforcement theme casual wear for all age groups. We currently operate one company store, and intend to establish franchises nationwide supported by our management and distribution company. At this time we have no franchisees. We intend to partner with our franchisees in a relationship that will maximize everyone's investment. We are committed to providing our franchisees with a quality, competitively priced range of products for their resale. A strategy of serving both the private and public sectors will provide stability for all levels of the organization. US Patriot Inc. does not plan to open any more retail stores, our expansion will be solely through the sale of franchises.



INDUSTRY OVERVIEW
-----------------

     We believe that the market for military and law enforcement related products offers a tremendous opportunity. It encompasses individuals, private companies and organizations, and a large part of the public sector, at all levels of government. Select, targeted marketing of select product lines towards specific segments is a key to our gaining immediate penetration. We also believe that the market is very favorable for franchise opportunities of this type.

     Market Segmentation
     -------------------


     This section identifies the specific markets where we currently sell our products. All other references in this section are a discussion of target markets.



     The military gear market appeals to a wide spectrum of the population, with little geographic boundaries. It is our belief that sales of military gear are higher in the South and near major military installations, although there are veterans and patriotic Americans in every town of our country. In urban markets military gear can be stylish while in the rural areas it is a part of everyday life due to its functionality and durability. There is even some crossover with law enforcement requiring military type clothing and gear in many applications. Individuals use the clothing, cold weather gear and outdoor equipment for camping and other outdoor recreation. Currently we sell to individuals from all walks of life. Our target markets include organizations ranging from the Boy Scouts to church groups to high school ROTC units also use the clothing and equipment. Currently we sell military gear to individuals, Active Army, National Guard and Army Reserve units, local public and private law enforcement and College ROTC Departments. We consider all other markets mentioned as target markets for the future sale of our products.



     Law enforcement uniform and equipment products are geared to soft goods such as clothing, tactical gear and web gear.  Tactical and web gear is used by civilians and professionals to carry equipment in an outdoor field environment, from holsters for carrying weapons to a pistol belt and suspender system known to the military as web gear so one individual can carry everything from food to ammunition to first aid supplies. Currently we sell our products of this type to individuals, and public and private law enforcement. Other examples of tactical gear would be camouflage clothing and gear such as vests, netting or rainwear. Officials and personnel of agencies from the local to state level wear uniforms and accessories daily in the execution of their jobs. Local police, sheriff's departments, state agents, paramedics and others in these professions require large quantities of uniforms and accessories as
they are an integral part of their job.   All of these organizations and
agencies represent target markets for our products. We are not currently engaged in the sale of merchandise and products to these markets.



     Private security companies are a growing industry in this country, and they are becoming more professional and sophisticated in their uniforms and equipment. As the need for security grows, and more companies and organizations are sub-contracting this task, numerous private firms have been founded. They are a growing market and represent one of our targets. Private security companies and their employees are a target market for our products. We are not currently engaged in the sale of our products to these entities.



     Miscellaneous uniforms are required for other functions, including restaurant and hospital functions. Depending on a local franchisees market, these lines will be available to them to target these sectors also. Smaller demand uniforms are also available for nationwide organizations such as the Civil Air Patrol, Coast Guard Auxiliary and other official functions. All of these represent target markets for our products and services.


Industry Analysis
-----------------

     The industry for retail and end user sales of both military and law enforcement type equipment is highly fragmented and locally oriented. We are offering what we believe to be a unique franchise concept and also a unique retail concept designed with the local partners' flexibility and effectiveness in consideration. We have the opportunity to build our company through franchisees, which we believe will provide a distinct advantage over company owned facilities due to the fact that each franchisee has a vested interest in their success. Currently we have not entered into franchise agreements with any parties in any locations.



     By offering the two revenue streams under one roof with the franchises, we give the franchisees a broader base from which to operate with two related but distinct markets. The first of the two revenue streams is from the sale of military clothing and tactical gear. As previously stated, there are many different markets for these products, from hunters to soldiers to outdoorsmen. These military clothing and gear products are also used extensively by law enforcement. This is where the revenue stream crossover occurs. Law enforcement and related entity sales are the second revenue stream for their duty uniforms, accessories and other required items. Customers doing business with the franchisee for military items will frequently be related to law enforcement, and this builds the crossover business for uniforms. This allows the franchisees to enter smaller markets that might not adequately support each revenue stream independently for adequate returns. The minimum acceptable market for a franchisee is one that might not support each revenue stream independently, though when combined they provide an acceptable return on investment for the franchisee. Evaluations of all potential franchisee's markets and situation will determine the minimum threshold. If neither revenue stream is viewed as stable for a particular market, then the suitability of that markets strength is questionable. On the uniform side of the business there is generally one uniform supplier for a particular region and our format would allow the franchisee to compete with the existing outlet and still fall back on the complementing revenue stream for stability. While there are many crossover customers for each of these revenue streams, they also have sales opportunities independently, thus allowing for a broader customer base. Management believes that they would also be fairly well protected or positioned in the smaller markets, since there would be less opportunity for additional competitors in small and mid-size markets.



     In larger markets the two revenue streams could stand independently and may in fact need to in select situations. This will be evaluated in the market studies undertaken for franchisees in these areas. Additionally, some markets would require the establishment of more than one US Patriot location. Franchisees would have a protected radius and market and existing franchisees will have be granted a right of first refusal to open new locations in fragmented markets.


In some lucrative trade areas franchisees may be required to open more than one location to ensure complete market coverage and to also limit the markets appeal to local, upstart competitors. Currently we have not entered into franchise agreements with any parties in any locations.


COMPANY OVERVIEW
----------------

     We were incorporated in South Carolina in October 2000 and are based in Columbia, South Carolina. We sell and service military and tactical law enforcement clothing, gear and related equipment. We currently sell through our one existing retail store in Columbia, and plan to expand into a greater selection of law enforcement, correction and security duty uniforms and soft goods at our single company owned location and then subsequently through franchising. We will serve as the distributor and wholesale supplier to the franchisees for these products. At this time we have not entered into any franchise agreements with any parties in any locations.



     Our sole currently operating store is located in Columbia, near Fort Jackson, one of the United States Army's largest training posts. This store sells new military equipment, clothing and gear to soldiers, law enforcement, security personnel, Emergency Medical Technicians (EMT), hunters and other civilians. Established in December 2000, this store achieved net sales of $343,584 during the year ended October 31, 2001. The Columbia SC market for law enforcement and related entities duty uniforms and accessories is dominated by a long time local company, Wright-Johnston Uniform Company, which is headquartered in Columbia, SC. We believe that over the years this company has continued to raise their margins, and have been the sole bidder on numerous public bid opportunities. Local law enforcement agencies, both public and private, have conveyed their dissatisfaction with Wright-Johnston, citing high prices, complacency and poor attentiveness to their particular needs. The success of our current store with the military has been accomplished due to our competitive prices, aggressiveness and attention to detail in meeting the needs of both our individual and agency customers. We are confident that these same attributes can be applied for success in the law enforcement and related entity duty uniform and accessories business.



     Although at this time we have not entered into any franchise agreements with any parties for any locations, the appearance and success of our current store has generated numerous inquiries regarding franchise opportunities. The franchisees will receive a license to operate a store in their respective territories combining our two revenue streams in one location. Their stores will sell new military related clothing and gear and also professional uniforms. The combined venues will provide a related, though distinctly separate and substantial sales base for the success of the franchises. Franchisees will benefit from the market research and sales data generated from the company owned stores. For their initial fee the franchises will receive a turnkey store set-up, including retail point of sales system, market study, site selection, store layout, management procedures and ongoing management support. A key piece of our strategy is to remain on the same team as the franchisees, both working towards maximum profitability together. In this context, the parent company receives no percentage royalty payment or commission from franchisees. The profits they earn are theirs. Our primary source of income as the franchisor is through the wholesale distribution of merchandise to the franchisees. We will warehouse adequate inventory to supply the franchisees their inventory, an inventory that can be held at lower levels for greater cost effectiveness since the parent company will maintain inventory and push it forward to the stores as needed. By warehousing it ourselves we control the distribution for greater efficiency. We also assume the responsibility to supply the franchisees at competitive prices.
As we grow we will increase our buying power and lower our product acquisition costs, thus increasing our revenue stream while maintaining competitive pricing for the franchisees.


Objectives
----------

	Our main objectives are as follows:

1. To develop and create a national chain of franchisees under the name US Patriot, selling military related clothing, gear and gifts in conjunction with law enforcement and other related professional uniforms.


2. To create the systems and foundation of a management and distribution company to support selling franchises in 2002. Management systems would include the hiring of a store manager for our existing store, and the hiring of seasoned sales and administration managers to oversee the franchise sales and support efforts as we grow. Included in the management framework would be an ordering and tracking system for franchisee product distribution, whether these products come from our facility, shipped directly from manufacturers, or from other retailers. The greatest cost in creating these systems is in hiring. A store manager will cost, with burden, approximately $30,000 annually, and a sales force will receive a monthly stipend, with the majority of their compensation coming from sales commissions. Current company management will undertake responsibility for numerous roles until internally generated cash flows from store revenues and franchise fee's allow the hiring of additional support. The anticipated hard cost for creating and ordering a tracking system for franchisee support is between $20,000 and $30,000, with the additional expense of an administrative hire to oversee these activities.



3. To forge strategic alliances to guarantee adequate, quality sources of inventory items. Strategic alliances will be sought with manufacturers and distributors of our products first and foremost. Currently we have discussed, with no commitments, an alliance with a large law enforcement, fire and rescue catalog supplier to be our wholesale provider and distributor for these related products. An alliance such as this would minimize our capital outlay for a large portion of our product offerings, as well as provide the inherent knowledge that comes from a long established and seasoned distributor.

Keys to success
---------------

We believe that the keys to success for US Patriot, Inc. are:

1. Successful development of a franchise sales and support system to maximize returns for all parties involved.


2. Targeted marketing efforts with the franchisees to ensure immediate market penetration.


3. The establishments of strategic public and private sector alliances to expand our product lines ensure product quality and maximize sales.


4. The successful management of our one retail store for product testing and development, cash flow and market research.


5. The establishment of an Internet presence, coordinated with specific targeted catalogs and mailings to solidify the companies market presence and reputation.

Products and Services
---------------------

     We provide military and law enforcement clothing, gear, equipment and related soft goods for retail sale through our company store, and intend to provide these in the future through franchises and bid opportunities. Products are acquired and warehoused in Columbia, SC for distribution. Currently we operate one retail store facility, in Columbia, SC, where the administrative office, retail activity and warehousing occur. As we grow and as sufficient funds are available, we will evaluate the necessity of establishing a separate warehouse site.
Military gear can be tailored for the franchisees in regard to their geographic location and law enforcement related uniforms are selected based on local preferences. By serving a diverse client base our company is able to make a range of products available through corporate or the franchisees. As we grow we will consider producing some items internally, including screen-printing and embroidery.


Products and Service Description
--------------------------------

     Through our store in the Columbia, SC market, we sell military and related equipment, clothing and uniforms with a direct focus. Located outside of Fort Jackson, SC, a major Army training post, the inventory is geared to Army needs and our focus is on military field uniforms and training aids. Based on local demographics and market characteristics, the franchisees inventory would be customized for their maximum profitability. The inventory falls into two distinct classes as follows:



1. Military Gear: This includes military clothing, boots, boot care products, gifts and other related products. Gifts include soldier training items such as binoculars, shooting glasses, knives, and both casual civilian and military uniform related clothing items. We plan for our stores to be substitutes for the traditional Army-Navy stores that sold used surplus items. All of our products are new. From military cold weather gear to flashlights, the quality and standard of military gear is tested and known throughout the country. This product line will be one of the two major income streams for the franchisees.

2. Law Enforcement, Corrections, Security and other related professional uniforms: We are introducing this product line in the Columbia, SC market. While this market will sustain these separate, though related, product lines under two roofs the plan is for franchisees to put both lines in one location. We will offer the uniformed professional a single source for a variety of uniforms and accessories, from hats to boots to badges. While a particular geographic area may use a certain type of uniform, the design and production of a corporate catalog would allow us to show them the different uniform options available.


3. An integral part of a military and law enforcement uniform store is tailoring and alterations. Military customers require everything from nametapes to rank sewn onto both field and dress uniforms, and these dress uniforms often require tailoring. Law enforcement tactical field uniforms have the same requirements as military field uniforms for patches and nametapes. Law enforcement and related entities also rely on tailoring and alterations for duty uniforms. Repairs to uniforms are also important sewing tasks for the military and law enforcement communities, as they tend to be rougher on clothing than most occupations.




STRATEGY
--------

     General
     -------

     Our strategy is to make our new military and law enforcement products available nationally through a network of franchises.
By carrying two separate though related product lines, we and our future franchisees will have a broader foundation for sales.
We will warehouse and distribute products to the franchisees with product selection based on their unique market situations. We will also own and operate a single retail store in the Columbia, SC market for military clothing and equipment as well as law enforcement and related uniforms and gear. By supporting our stores and those of the franchisees with product we believe that we will gain volume buying power and national exposure. This will in turn support our planned Internet presence and catalog sales. In time we will seek to gain control of production of certain goods and products.


     Marketing Strategy
     ------------------

     Our marketing strategy is geared towards establishing regional franchises first then expanding outward from there. While we already have several prospective franchisees in our current region, we will identify specific markets for initial franchise locations then begin our search through shows, business brokers and local advertising.
This approach should give us locations that are in closer proximity and better known in order to refine our strategy and establish our logistic support. Currently we have not entered into any type of franchise arrangements with any parties in any locations. Our goal is to begin selling franchises by the end of 2002.

     Product marketing varies on the inventory items and the markets served. Law Enforcement and related professions will be targeted with direct mail, target catalog and specific promotions. Military clothing and gear apply to military, veterans and civilians.
Marketing guidance for franchisees will be geared to their markets to include advertising, special promotions and other events. As we find effective advertising for the company stores, this information, as well as other data generated from company stores, will be made available for the franchisees benefit.


     The other marketing strategy is focused on Internet and target catalog sales. This tool will be used for both retail sales and assisting wholesale accounts with their sale efforts adding another dimension to our efforts to maximize franchisee sales and profits.

     Pricing Strategy
     ----------------

     Our pricing strategy for the franchisee's fees is dictated by several factors. It is higher than many due to our unique structure where we act as the wholesaler to the franchisees in lieu of royalties from their sales. With a proposed franchise fee of $40,000 we can devote considerable resources to the franchisee's start-up efforts, as well as generate cash flow for the company to support warehousing operations.


     Pricing of the wholesale inventory items to the franchisees is dependent on market rates for similar products from other manufacturers and wholesalers. This is a major part of our commitment to the franchisees, to supply them their inventory at market pricing. These require us to better source and negotiate supplier agreements to make our profit at the wholesale level. An additional benefit of this is that the cost of goods sold for the company owned stores will be lowered correspondingly.

     Sales Strategy
     --------------

     The sales strategy for franchise development for US Patriot revolves around identifying target markets and seeking franchisees directly through advertisement, shows and other local efforts. Included will be providing information to the various military services retirement and separations offices, which assist exiting personnel with career selection and development. Our personnel plan includes hiring an experienced sales manager to serve as Director of Business Development. This individual will be responsible for closing sales of franchises.
                                       29

     Product sales will be through our inside sales department.  We will be able to execute wholesale sales through the Internet, fax or
telephone for franchisees and others.   Our company, US Patriot, is
the franchisor. In a market where we have an active franchisee, we will not wholesale our products and merchandise to anyone besides our respective franchisee in their market. In markets where we have no active franchisees, then we will act as a wholesaler and sell to outside entities. At which time we sell a franchise in a particular market, we will suspend sales to others in that respective market, and allow the franchisee to pursue these sales with our support. At this time US Patriot has not entered into any franchise agreements and has no franchisees.



SUPPLIERS
---------

     We are dedicated to committing significant resources to thoroughly research and source our products. As a part of our commitment to the franchisees to provide their supplies at competitive, market rates, we must continually search out new suppliers and products that will maintain our reputation for quality, but also for allowing greater wholesale margins. It will be up to us to negotiate deals with major suppliers to ensure adequate supply, quality of workmanship and also favorable pricing to maximize internal wholesale profits.


     As we grow, we believe that new opportunities for expansion and product development will surface. We will maintain a vigil for these opportunities at the right times to bring production under our control of certain items and products. A prime example here is screen-printing and embroidery. As our need for these types of products increases we believe we will be able to enter this market in a way that also allows us to contract out excess capacity.


     Our inventory comes from a variety of manufacturers and distributors across the country. We have made a commitment to carry high quality goods and products and a part of this is emphasizing "Made in the USA". While not an absolute, this is a guidance policy for the company. When selling military clothing and gear, we offer two price points for the franchisees and guide them accordingly for their particular market. The first, higher price point is for products carrying the military National Stock Number, made in the USA, and with exceptional quality assurances. The second, lower price point is for similar products produced overseas. In some markets the franchisee may be best served carrying the lower priced goods in their store. We anticipate hiring one full time purchasing agent for the company to work with these vendors within the next twelve months.



     At this time our principal suppliers are as follows:
     1.      Altama Delta Corporation--Boots
     2.      Wellco Enterprises--Boots
     3.      Cove Shoe Co.--Boots
     4.      Propper International-Uniforms
     5.      Sta-Brite Inc-Uniform Accessories
     6.      Ira Green Inc-Uniform Accessories
     7.      Atlanta Army-Navy-Uniforms and miscellaneous products
     8.      Rothco Inc-Misc. products
     9.      Pulley's Inc-Military Gear and Clothing
     10.     R & B Distributing Inc-Headgear
     11.     Raine Inc-Holsters, Belts and Nylon Equipment Gear
     12.     MeyerCo-Knives


COMPETITION
-----------

     Our management believes that we offer a unique concept when examined as a total package. In many markets the older Army-Navy surplus stores are folding. Surplus is getting more difficult to acquire and the age and image of the older stores is one of a dark, dusty cavern type store. Our stores bring new military type clothing and gear to these markets, in a bright, modern setting. For the uniform products, one major uniform supplier, usually with minimal competition, generally dominates each region. This has traditionally been a limited market business and has had a high cost of entry. With the growth in professional law enforcement and related fields, this market has experienced rapid growth. Public bid opportunities combined with personal spending in these fields make it a viable product line. With the establishment of a corporate warehouse and inventory, our franchisees would be able to minimize their investment while having the product lines at their easy access.

     We know of no companies currently offering franchise opportunities for these types of products. Neither principle product line nor industry has seen significant consolidation. This opens the door for our franchisees to enter these local markets and succeed. Our company owned stores have limited competition in their market and even though there is limited local competition, our concept, approach and service has distinguished our stores for immediate market penetration.

     There are two catalog companies with several retail stores with whom we would compete in the mail order business and in the local trade areas in which they have stores. US Cavalry has a tremendous catalog and Internet presence with two retail locations near major Army installations. Additionally, Ranger Joe's of Columbus, GA has two retail stores in Georgia and a catalog geared towards field operations equipment. Their customer service is good and they have a loyal following in the Army community. Both of these entities have substantially greater revenue, financial and other resources than we do.


     Additionally, there are several catalog companies geared towards outdoorsmen and hunters with whom we overlap to a certain extent for some of the military related clothing and gear. Additionally there is Gall's, a law enforcement catalog. On the Internet there are literally hundreds of virtual storefronts, though these are not major players and their numbers are decreasing as the Internet retailer shakeout is currently underway.


     In the wholesale arena there are several companies in the country who sell military and law enforcement related equipment. The military wholesale companies are primarily engaged in trade with Army/Navy stores selling used merchandise, foreign military surplus and foreign made products. These same companies also sell some limited law enforcement related equipment with the same characteristics mentioned.


LEGAL PROCEEDINGS
-----------------

     As of the date of this prospectus, we are not a party to any legal proceedings.




EMPLOYEES
---------

     As of the date of this prospectus we have 3 full-time employees, including 2 in sales and 1 in administration. We presently have no labor union contract between us and any union and we do not anticipate unionization of our personnel in the foreseeable future. From time to time, we hire part time employees, ranging from a minimum of 4 to a maximum of 12.

DESCRIPTION OF PROPERTY
-----------------------

     Our principal facility is a 3,500 square foot facility located at 5401 Forest Drive, Columbia South Carolina. We lease this facility through September 30, 2004 at $3,175 per month.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
-----------------------------------------------------------
AND/FINANCIAL DISCLOSURE.
-------------------------

     We have had no disagreements with our accountants on accounting and financial disclosure.

                                  MANAGEMENT
                                  ----------

Directors and Executive Officers

     Our directors, executive officers and key employees are as follows:

Name:                   Age             Position                Director since
------------------------------------------------------------------------------
Phillips N. Dee         36              President and Chairman        2000

Scott Massey            31              Director                      2000

Phil Dee, President and Chairman of the Board of Directors. Mr. Dee has served as our President and Chairman since inception and has spent the past ten years creating new business ventures for others and himself. As the Market Research Analyst for a northern real estate investment group he gained valuable experience in investment strategies. Additionally, he worked as Corporate Marketing Director for Crowder Construction Company of Charlotte, NC, directing the marketing efforts for five divisions in three states. He gained valuable leadership development while serving as an Armor Officer with the United States Army. He has also built several successful small businesses, both retail and manufacturing/distribution. From 1995 through 1998 he served as an Army officer. Upon leaving the active Army, from October 1998 through October 2000, Mr. Dee founded and managed Big Sky Ice Company in Charlotte, NC. In October of 2000 he sold Big Sky Ice and founded US Patriot Inc. He holds a MA in Economic Geography and BA in Geography from University of North Carolina.


Scott Massey, Director.   Mr. Massey is a key strategist in guiding
the growth of the company. From 1992 to 1998 he was an officer with the United States Army, commissioned into the Armor Corps and serving as a combat unit commander in both Europe and the United States. Upon leaving the active Army in 1998 he worked with MITEK, a subsidiary of
Johnson & Johnson, as a regional sales representative.   He is a 1992
graduate of The Citadel with a BA in history.


Directors' Remuneration
-----------------------

     Our directors are presently not compensated for serving on the board of directors.


Executive Compensation
----------------------

Employment Agreements
---------------------

     We have not entered into any employment agreements.

Table
-----


                                                         Other         Restricted   Securities              All
Name and              Inception                          Annual        Stock        Underlying    LTIP     Other
Principal Position     Through      Salary    Bonus    Compensation    Awards       Options      Payouts   Compensation
------------------    ---------     ------    -----    ------------    ----------   ----------   -------   ------------

Phillips N. Dee,        October     $23,500     -            -             -              -         -          -
President		31, 2001


We have not issued any grants of stock options in the past fiscal year.

                            PRINCIPAL SHAREHOLDERS
                            ----------------------

                                                     Percent After       Percent After      Percent After
                          Number of     Percent      Offering if         Offering if        Offering if
Name and Address of       Shares        Before       All Company         One-Half           10% of
Beneficial Owner          Owned         Offering     Shares Sold <F1>     Company            Company
----------------          ---------     --------     ---------------     Shares Sold <F1>    Shares Sold <F1>
                                                                         ---------------    ---------------

Phillips N. Dee           2,000,000      37.49%         32.41%             33.78%            34.97%
C/O US Patriot, Inc.

Scott Massey              2,000,000      37.49%         32.41%             33.78%            34.97%
C/O US Patriot

Jim Dodrill               1,000,000      18.74%         16.21%             16.89%            17.48%
3360 NW 53rd Circle
Boca Raton, FL  33496

All Directors and         4,000,000      74.98%         64.82%             67.56%            69.94%
Officers as a Group
(2 Persons)
_____________

<F1>
(1)	Assumes the exercise of all warrants and that the principal
        shareholders retain all shares of stock they own and the sale of all shares offered hereunder.

                             SELLING SHAREHOLDERS
                             --------------------

All shareholders other than Messrs. Dee, Massey and Dodrill purchased their shares in an offering under Regulation D, Rule 504 of the Securities Act of 1933, as amended. Messers Dee, Massey and Dodrill all received their shares pursuant to Section 4(2) of the Securities Act of 1933, as amended. Mr. Dee, our President and Chairman of our Board of Directors purchased his shares from the company. Mr. Massey, one of our directors, purchased his shares from the Company by delivering a note payable to the company in the principal amount of $5,000. Mr. Dodrill, our company counsel, received his shares in lieu of payment for services rendered.


                          Ownership of Shares            Number of       Ownership of shares of
                        of Common Stock Prior to          Shares           Common Stock After
                              Offering                   Offered                 Offering
                              --------                   -------                 --------
selling shareholder   Shares<F1>    Percentage           Hereby              Shares          Percentage
                      ----------    ----------           ------              ------          ----------
Phillips N. Dee<F2>    2,000,000        37.49            250,000             1,750,000          28.36%
Scott Massey<F3>       2,000,000        37.49            250,000             1,750,000          28.36%
Jim Dodrill<F4>        1,000,000        18.74            500,000               500,000           8.10%
William Bauer<F5>         50,000            *             50,000                     0               *
Peggy Bauer<F5>           50,000            *             50,000                     0               *
Greggory Colegrove<F5>    50,000            *             50,000                     0               *
Jeffrey Colegrove<F5>     50,000            *             50,000                     0               *
James Foxworthy<F5>       50,000            *             50,000                     0               *
Melissa Foxworthy<F5>     50,000            *             50,000                     0               *
Judith Cooper<F6>         25,000            *             25,000                     0               *
Larry Higgins<F6>         25,000            *             25,000                     0               *
D.T. Kimble<F6>           25,000            *             25,000                     0               *
Kay Kimble<F6>            25,000            *             25,000                     0               *
Ania Kwalik<F6>           25,000            *             25,000                     0               *
Albert Massey<F6>         25,000            *             25,000                     0               *
Diane Massey<F6>          25,000            *             25,000                     0               *
Richard Weinacker<F6>     25,000            *             25,000                     0               *
Bruce West<F7>            15,000            *             15,000                     0               *
Pamela West<F7>           15,000            *             15,000                     0               *
Pete Baldwin<F8>          10,000            *             10,000                     0               *
Sandra Dee<F8>            10,000            *             10,000                     0               *
Gordon English<F8>        10,000            *             10,000                     0               *
David Gable<F8>           10,000            *             10,000                     0               *
Harry Hunter<F8>          10,000            *             10,000                     0               *
Brenda Jellicorse<F8>     10,000            *             10,000                     0               *
Steve Jellicorse<F8>      10,000            *             10,000                     0               *
Jean Jones<F8>            10,000            *             10,000                     0               *
Mike Jones<F8>            10,000            *             10,000                     0               *
Bert Kemp<F8>             10,000            *             10,000                     0               *
Kristy Massey<F8>         10,000            *             10,000                     0               *
Angela Post<F8>           10,000            *             10,000                     0               *
James Post<F8>            10,000            *             10,000                     0               *
Jim Winders<F8>           10,000            *             10,000                     0               *


Total                  5,670,000                       1,670,000             4,000,000
_______________________

* Indicates less than 1%

1) Assumes that all warrants are exercised and all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

2)   Mr. Dee is our President and Chairman of the Board of Directors.

3)   Mr. Massey is currently one of our directors.


4)   Mr. Dodrill is our company counsel.


5) Includes warrants to purchase 25,000 shares of common stock that may be acquired at an exercise price of $0.40 per share commencing 90 days following the date of this prospectus.

6) Includes warrants to purchase 12,500 shares of common stock that may be acquired at an exercise price of $0.40 per share commencing 90 days following the date of this prospectus.

7) Includes warrants to purchase 7,500 shares of common stock that may be acquired at an exercise price of $0.40 per share commencing 90 days following the date of this prospectus.

8) Includes warrants to purchase 5,000 shares of common stock that may be acquired at an exercise price of $0.40 per share commencing 90 days following the date of this prospectus.

                          DESCRIPTION OF SECURITIES

General
-------

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 5,335,000 shares of common stock and no shares of preferred stock were outstanding. We presently act as the transfer agent for our common stock but anticipate that in the future we will use Computershare Trust Company of Denver, CO as our transfer agent

Common Stock
------------

     We are authorized to issue 100,000,000 shares of our common stock, $0.0001 par value, of which 5,335,000 shares are issued and outstanding as of the date of this prospectus. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock
---------------

     The board of directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and, depending on the rights, preferences, privileges and restrictions set by our board of directors, could have the effect of delaying, deferring or preventing a change of our control. For example, if our board of directors authorized the issuance of preferred stock having preferential voting rights, the holder of such preferred stock could potentially influence any votes regarding a change of control to a much greater extent than would otherwise be achievable based on such holder's pro rata percentage ownership of our securities


Warrants
--------

     Certain shares of common stock offered by US Patriot on November 20, 2001 had warrants attached. We presently have 335,000 warrants outstanding. Each warrant entitles the holder thereof to purchase one share of common stock at a price per share of $0.40 beginning 90 days following the effectiveness of this registration statement and ending on November 20, 2004. Each unexercised warrant is redeemable by us at a redemption price of $0.001 per warrant at any time, upon 30 days written notice to holders thereof, if (a) our common stock is traded on the Over the Counter Bulletin Board and (b) the Market Price (defined as the average closing bid price for twenty (20) consecutive trading days) equals or exceed 120% of the exercise price.

     Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the warrant holders may be precluded from exercising the warrants and we would be precluded from redeeming the warrants. There can be no assurance that we will not be prevented by financial or other considerations from maintaining a current prospectus. Any warrant holder who does not exercise prior to the redemption date, as set forth in our notice of redemption, will forfeit the right to purchase the common stock underlying the warrants, and after the redemption date or upon conclusion of the exercise period, any outstanding warrants will become void and be of no further force or effect, unless extended by our Board of Directors.

     The number of shares of common stock that may be purchased with the warrants is subject to adjustment upon the occurrence of certain events, including a dividend distribution to our shareholders or a subdivision, combination or reclassification or our outstanding shares of common stock. The warrants do not confer upon holders any voting or any other rights as our shareholders.

     We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors. Any extension of the term and/or reduction of the exercise price of the warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule 14E-4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period or any reduction in the exercise price of the warrants. The warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of our common stock.

Market for Common Equity and Related Shareholder Matters
--------------------------------------------------------

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of January 14, 2002, there were 33 shareholders of record of our common stock and a total of 5,335,000 shares outstanding.

                               INDEMNIFICATION

     Article 11 of our Articles of Incorporation includes certain provisions permitted by the South Carolina Revised Statutes, which provides for indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under South Carolina Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We interpret this Article 11 to include indemnification against liability under the Securities Act. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

                             PLAN OF DISTRIBUTION


     Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, no minimum basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. This also means that there is no minimum amount that we must sell in order for this offering to proceed. Participating on our behalf in the distribution is Phillips N. Dee, our Principal Executive Officer, President and Principal Financial Officer who is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. There can be no assurance that we will sell all or any of the shares offered.
We have no arrangement or guarantee that we will sell any shares.
All subscription checks shall be made to the order of US Patriot.
We will sell at a price of $0.50 per share.



     While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sales, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sale of the shares pursuant to the terms hereof.



     Our Officers and Directors will be permitted to purchase shares in this offering at the same price as that at which the shares are offered to outside investors. There is no limitation regarding the number of shares which they may purchase.



     The selling shareholders will sell at a price of $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or at privately negotiated prices. The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions. The selling shareholders may use any one or more of the following methods when selling shares:


* ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

*    privately negotiated transactions;

*    a combination of any such methods of sale; and

*    any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.


     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.


     The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.



     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.



     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                LEGAL MATTERS

     The Law Office of James G. Dodrill II, PA of Boca Raton, Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus. Mr. James Dodrill, president of The Law Office of James G. Dodrill II, PA is the holder of 1,000,000 shares of our common stock, which were received in January 2001 in lieu of payment for services rendered. Mr. Dodrill is a selling shareholder under this registration statement and 500,000 of his shares are being registered hereunder.


                                   EXPERTS


     The financial statements as of and for the year ended October 31, 2001 and for the period from inception through October 31, 2000 included in this prospectus have been so included in reliance on the report of Elliott Davis, LLC independent accountants, given on the authority of said firm as certified public accountants.

                     WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to US Patriot, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at US Patriot, Inc. 5401 Forest Drive, Columbia South Carolina 29206 Attention: Phillips N. Dee, President.



     We do not currently file reports with the Securities and Exchange Commission. Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine and will voluntarily send an annual report to each shareholder subsequent to filing of such annual report with the Commission.

                             US PATRIOT, INC.

                     REPORT ON FINANCIAL STATEMENTS

                           FOR THE YEAR ENDED
                            OCTOBER 31, 2001
                          AND THE PERIOD FROM
                     OCTOBER 2, 2000 (INCEPTION) TO
                            OCTOBER 31, 2000

                            US PATRIOT, INC.
                        COLUMBIA, SOUTH CAROLINA


                                CONTENTS
                                --------


                                                                   PAGE
                                                                   ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                  F-3

FINANCIAL STATEMENTS
        Balance sheet                                               F-4
        Statements of operations                                    F-5
        Statements of changes in stockholders' equity (deficit)     F-6
        Statements of cash flows                                    F-7

NOTES TO FINANCIAL STATEMENTS                                       F-8 - F-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders
US Patriot, Inc.
Columbia, South Carolina


	We have audited the accompanying balance sheet of US Patriot, Inc. as of October 31, 2001 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended October 31, 2001 and the period from October 2, 2000 (inception) to October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of US Patriot, Inc. as of October 31, 2001 and the results of its operations, changes in stockholders' equity and its cash flows for the year ended October 31, 2001 and the period from October 2, 2000 (inception) to October 31, 2000 in conformity with accounting principles generally accepted in the United States of America.



Elliott Davis, LLC
November 27, 2001
Columbia, South Carolina

                               US PATRIOT, INC.
                                BALANCE SHEET
                               OCTOBER 31,2001


                                    ASSETS
                                    ------


CURRENT ASSETS
        Cash and cash equivalents                             $     3,541
        Accounts receivable                                           930
        Deferred tax asset                                            879
        Inventories                                                77,724
                                                              -----------
                        Total current assets                       83,074

PROPERTY AND EQUIPMENT-
        Net of accumulated depreciation                            33,882
                                                              -----------
OTHER ASSETS
        Accrued interest                                              334
        Deferred tax asset                                          4,830
        Building and utility deposits                               3,689
                                                              -----------
                                                              $   125,809
                                                              ===========


           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
        Current portion of notes payable                      $    96,221
        Current portion of capital lease obligation                   602
        Current portion of related party note payable               4,896
        Accounts payable                                            4,599
        Accrued expenses                                           13,312
        Sales tax payable                                           2,294
                                                              -----------
                        Total current liabilities                 121,924
                                                              -----------

LONG-TERM DEBT
        Capital lease obligation                                      998
        Related party note payable                                 19,586
                                                              -----------
                        Total long-term debt                       20,584
                                                              -----------

COMMITMENTS AND CONTINGENCIES (NOTE 8)
STOCKHOLDERS' EQUITY (DEFICIT)
        Preferred stock - $.0001 par value;
          20,000,000 shares authorized; none issued                    -
        Common stock - $.0001 par value;
          100,000,000 shares authorized; 5,000,000 shares issued      500
        Additional paid-in-capital                                 10,500
        Stock subscription receivable                              (5,000)
        Accumulated deficit                                       (22,699)
                                                              ------------
            Total stockholders' equity (deficit)                  (16,699)
                                                              ------------
                                                                 $125,809
                                                              ============


See notes to financial statements which are an integral part of this statement.

                                US PATRIOT, INC.
                            STATEMENT OF OPERATIONS


                                                                October 2,
                                               For the            2000
                                             year ended      (inception) to
                                             October 31,       October 31,
                                                2001              2000
                                             ----------      --------------

NET SALES                                    $   343,584       $     -

COST OF SALES                                    209,286             -
                                             -----------     --------------

  Gross profit                                   134,298             -

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     151,512             3,747
                                             -----------     --------------

  Loss from operations                           (17,214)           (3,747)
INTEREST EXPENSE                                  (7,447)            -
                                              -----------     --------------

  Net loss before income tax benefit             (24,661)           (3,747)
INCOME TAX BENEFIT                                 4,959               750
                                              -----------     --------------
  Net loss                                   $   (19,702)      $    (2,997)
                                              ===========     ==============

LOSS PER COMMON SHARE                        $    -            $     -
                                              ===========     ==============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     4,333,333         1,000,000
                                              ===========     ==============

See notes to financial statements which are an integral part of this statement.


                                        US PATRIOT, INC.
                    STATEMENTS OF CHANGES IN STOCKHOLDERS'EQUITY (DEFICIT)
For the year ended October 31, 2001 and the period from October 2, 2000 (inception) to October 31, 2000




                                    Preferred stock     Common stock      Additional     Stock                         Total
                                    ---------------     -------------      paid-in   subscriptions  Accumulated   Stockholder's
                                    Shares  Dollars     Shares   Dollars   capital    receivable    deficit     equity (deficit)
                                    ------  -------   ---------  -------  ---------- -------------  -----------  ---------------
ISSUANCE OF COMMON STOCK,
OCTOBER 2, 2000                      -       $-       1,000,000   $100        $900     $(1,000)       $     -         $     -

  Net loss                           -        -               -      -           -           -         (2,997)         (2,997)
                                    ------  -------   ---------  -------  ---------- -------------  -----------  ---------------

BALANCE, OCTOBER 31, 2000            -        -       1,000,000    100         900      (1,000)        (2,997)         (2,997)

  Issuance of common stock,
  January 2, 2001                    -        -       3,000,000    300       7,200      (7,500)             -               -

  Common stock issued for
  professional fees,January 2, 2001  -        -       1,000,000    100       2,400           -              -           2,500

  Stock subscriptions paid,
  June 1, 2001                       -        -               -      -           -       3,500              -           3,500

  Net loss                           -        -               -      -           -           -        (19,702)        (19,702)
                                   -------  -------   ---------  -------  ---------- -------------  -----------  ---------------

BALANCE, OCTOBER 31, 2001            -       $-       5,000,000   $500     $10,500     $(5,000)      $(22,699)       $(16,699)
                                   =======  =======   =========  =======  ========== =============  ===========  ===============



See notes to financial statements which are an integral part of this statement.

                               US PATRIOT, INC.
                           STATEMENTS OF CASH FLOWS

                                                                           October 2,
                                                          For the            2000
                                                        year ended      (inception) to
                                                        October 31,       October 31,
                                                           2001               2000
                                                        -----------     --------------
OPERATING ACTIVITIES
  Net loss                                                $(19,702)         $(2,997)
  Adjustments to reconcile net loss to net cash
    used for operating activities
       Depreciation                                          5,332                -
       Deferred taxes                                       (4,959)            (750)
       Professional fees provided in exchange for stock      2,500                -
       Changes in deferred and accrued amounts
         Accounts receivable                                  (930)               -
         Inventories                                       (77,724)               -
         Building and utility deposits                         287           (3,976)
         Accrued interest                                     (334)               -
         Accounts payable                                    4,599                -
         Accrued expenses                                   10,402            2,910
         Sales tax payable                                   2,294                -
                                                        -----------     --------------
            Net cash used for operating activities         (78,235)          (4,813)
                                                        -----------     --------------

INVESTING ACTIVITIES
  Purchase of property and equipment                       (33,792)          (3,822)
                                                        -----------     --------------
              Net cash used for investing activities       (33,792)          (3,822)
                                                        -----------     --------------
FINANCING ACTIVITIES
  Payment of stock subscription                              3,500                -
  Proceeds from related party note payable                  15,847            8,635
  Proceeds from notes payable                              112,500                -
  Principal payments on notes payable                      (16,279)               -
                                                        -----------     --------------
              Net cash provided by financing activities    115,568            8,635
                                                        -----------     --------------
              Increase in cash and cash equivalents          3,541                -

CASH AND CASH EQUIVALENTS
  BEGINNING OF PERIOD                                           -                 -
                                                        -----------     --------------
  END OF PERIOD                                             $3,541           $    -
                                                        ===========     ==============

SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for:
    Interest                                                $7,447           $    -
                                                        ===========     ==============

NONCASH INVESTING AND FINANCING ACTIVITIES
  Property and equipment acquired through capital lease     $1,600           $    -
                                                        ===========     ==============
  Stock issued for subscriptions receivable                 $7,500           $1,000
                                                        ===========     ==============



See notes to financial statements which are an integral part of this statement.

                              US PATRIOT, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Nature of the operations
  US Patriot, Inc. (the "Company") was incorporated in the State of South Carolina on October 2, 2000. From inception through December 26, 2000, the Company had not yet commenced operations and no revenue was derived. The Company sells and services military and law enforcement clothing, gear and related equipment from a leased retail facility located in Columbia, South Carolina. Accordingly, the Company was considered a development stage enterprise for the period from October 2, 2000 to October 31, 2000.

Basis of accounting
  These financial statements are prepared on the accrual basis of accounting which is in conformity with accounting principles generally accepted in the United States of America.

Cash and cash equivalents
  The Company considers all liquid, non-equity investments with an original maturity of three months or less to be cash equivalents.

Inventories
  Inventories are valued at the lower of cost (determined on first-in, first-out method) or market (net realizable value).

Property and equipment
  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated life of each asset. The carrying amount of all property and equipment is evaluated periodically to determine if adjustment to the useful life is warranted. Following are the useful lives by asset class:

		Computer equipment	3 years
		Leasehold improvements	3 years
		Sewing equipment	5 years
		Furniture and fixtures	7 years

Income taxes
  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Income tax expense is the tax payable (refundable) for the period and the change during the period in deferred tax assets and liabilities.

--------------------------------------------------------------

Advertising costs
  The Company expenses advertising costs as they are incurred.
  Advertising costs for the year ended October 31, 2001 and the period ended October 31, 2000, were $2,765 and $0, respectively.

Estimates
  The financial statements include estimates and assumptions that affect the Company's financial position and results of operations and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Loss per common share
  Basic loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the year. The Company did not issue any potentially dilutive securities from inception to October 31, 2001 and, as such, diluted earnings per share is equal to earnings per share.

Revenue recognition
  Sales of goods are recorded when inventory is shipped or delivered and title transfers. The majority of inventory is sold in the retail location. Inventory is primarily received FOB destination and shipped FOB shipping point. Sales of services, which began in October 2001, are recorded upon delivery of the finished product. Shipping and handling charges are expensed when incurred and amounted to $2,187 and $0 for the year ended October 31, 2001 and the period ended October 31, 2000, respectively.

Sales returns and allowances
  The Company's policy is to honor manufacturer's warranties, which are for material and workmanship defects as defined by the manufacturer. The Company's policy is to not accept returns or exchanges in which they cannot be credited or reimbursed by the manufacturer. Accordingly, the Company has not recorded a reserve for returns and allowances at October 31, 2001.

Concentration of credit risk
  The Company sells goods and services to military and law enforcement personnel primarily located in Columbia, South
  Carolina.

Stock-based compensation
  The Company accounts for its non-employee stock compensation under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based compensation." Accordingly, transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received.


NOTE 2 - INVENTORIES
--------------------
  The Company's inventory consisted of the following at October 31, 2001:

      Military apparel and accessories                    $ 80,012
      Allowance for excess and slow moving inventory        (2,288)
                                                          ---------
                                                          $ 77,724
                                                          =========

NOTE 3 - PROPERTY AND EQUIPMENT
-------------------------------

    Property and equipment consists of the following at October 31, 2001:

                Computer equipment                        $  5,781
                Leasehold improvements                       6,486
                Sewing equipment                            17,956
                Furniture and fixtures                       8,991
                                                          --------
                                                            39,214
                Less accumulated depreciation               (5,332)
                                                          --------
                                                          $ 33,882
                                                          ========

    Included in sewing equipment is an asset acquired under a capital lease for $1,600. The carrying value of this asset was $1,333 at October 31, 2001.


NOTE 4 - NOTES PAYABLE
----------------------

    On November 30, 2000, the Company entered into a 5-year installment loan agreement with a financial institution to borrow $100,000 for the purpose of purchasing inventory and equipment. The loan bears interest at the institution's prime rate plus 1%, which was 6% at October 31, 2001. The note is payable in 60 monthly principal and interest payments of $2,156. Inventory, accounts receivable, furniture and fixtures, equipment, and stockholder's real property serve as collateral for the loan. The loan agreement contains certain restrictive terms that require compliance or constitute events of default. The terms of the significant debt covenants are that the Company provide annual financial statements and that there be no change in ownership greater that 25% of the Company's common stock. The Company was in compliance with all terms with the exception of the ownership term as of October 31, 2001. In the event of default, the Company is given the opportunity to cure the default once notified of such breach of the agreement by the financial institution. The default must be cured within 15 days or as soon as reasonably possible as determined by the financial institution. If cured within the specified timeframe, no event of default will have occurred. As of January 2, 2001, the Company has been in violation of the term requiring that there be no change in ownership of more than 25% of the borrower. While the financial institution has been informed of the violation, the Company has not received a notice of breach requiring that the default be cured. As a result of the violation, the note has been classified as current. In the event that a notification of breach is not issued by the financial institution, the scheduled principal payments of the note have been detailed below to reflect its maturity. The Company was current with its scheduled payments as of October 31, 2001.

    On October 15, 2001, the Company entered into a one-year installment loan of $12,500 with a financial institution to purchase equipment. The note bears interest at the institution's prime rate plus 1%, which was 6% as October 31, 2001. The note is payable in 12 monthly principal and interest payments of $1,092. The equipment is collateral for the note.

    Future maturities on the notes detailed above are as follows for the years ending October 31:

                                2002         $   30,133
                                2003             19,603
                                2004             21,794
                                2005             24,229
                                2006                462
                                             ----------
                                             $   96,221
                                             ==========

NOTE 5 - INCOME TAXES
---------------------

    At October 31, 2001, the Company has available for income tax purposes, the following net operating loss carryforwards:

                               Amount                  Expiration
                               ------                  ----------

         Federal             $ 21,946                    2021
         State                  1,155                    2021

    Deferred tax assets are as follows at October 31, 2001:

         Current             $    879
         Long-term              4,830
                             --------
                             $  5,709
                             ========

    At October 31, 2001, the deferred tax asset consists primarily of the value of net operating loss carryforwards. Management has not recorded a valuation allowance as they are of the opinion that it is more likely than not that all of the deferred tax assets will be realized.

    Reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows for the year ended October 31, 2001 and period ended October 31, 2000:

                                                    2001      2000
                                                    ----      ----
    U.S. Statutory rate                             34.0%     34.0%
    State income tax benefit, net of federal tax     3.3       3.3
    Tax effect of lower brackets                   (18.0)    (18.0)
    All other, net                                    .8        .7
                                                    ----      ----
                                                    20.1%     20.0%
                                                    ====      ====

NOTE 6 - RELATED PARTY TRANSACTIONS
-----------------------------------

    From October 2, 2000 to June 1, 2001, the original stockholder loaned the Company $24,482. This was formalized in a note agreement with the Company on June 1, 2001. The note was issued as a 5-year term loan that does not bear interest and requires two payments of principal per year, beginning on December 31, 2002. Future maturities on the note are as follows for the years ending October 31:

                                2002        $   4,896
				2003		4,896
				2004		4,896
				2005		4,896
				2006		4,898
                                            ---------
                                            $  24,482
                                            =========

----------------------------------------------

    On March 1, 2001, the Company entered into a 4-year equipment lease with the son of the original stockholder. Ownership of the equipment will transfer to the Company at the expiration of the term, and accordingly, the lease is being accounted for as a capital lease.
 The equipment and the related liability under the capital lease were recorded at the present value of the future payments due under the leases, as determined with an 8.5% discount rate. The lease is payable in monthly installments of $39 including interest. Payments totaling $312, including principal of $228 and interest of $84, were due but not paid in 2001.

    The following is a schedule of the future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of October 31, 2001:

        2002                                        $    696
        2003                                             468
        2004                                             468
        2005                                             177
                                                    --------
        Total minimum lease payments                   1,809
	Less the amount representing interest		(209)
                                                    --------
        Present value of net minimum lease payments $  1,600
                                                    ========

    On August 1, 2001, the Company issued 1,000,000 shares of common stock to an attorney in exchange for present and future legal services for an agreed upon value of $2,500. This amount was expensed as of the issuance date.

    At October 31, 2001, the Company held a note for stock subscriptions totaling $5,000 from a director of the Company. The note accrues interest annually at 8% and all payments of interest are due upon the maturity of the note on January 2, 2004. This note arose from the stock issued January 2, 2001 and is shown on the balance sheet as a reduction in stockholders' equity (deficit).


NOTE 7 - STOCKHOLDERS' EQUITY (DEFICIT)
---------------------------------------

    On August 1, 2001, the Company reduced the par value of its common stock from $.10 per share to $.0001 per share. The effect was treated as a 1,000-for-1 stock split. The Company also authorized 20,000,000 preferred shares at $.0001 per share with attributes to be determined by the Board of Directors. No preferred shares were issued. For the period ended October 31, 2000 and the year ended October 31, 2001, weighted average common shares have been retroactively adjusted for this reduction in par value as if it occurred on October 2, 2000.


NOTE 8 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

    On October 1, 2001, the Company entered into a 3-year lease agreement for $3,175 per month. The lease required a deposit of $3,375 which is refundable to the Company upon termination of the agreement. Future minimum lease payments are as follows for the years ending October 31:

                         2002        $   38,100
                         2003            38,100
                         2004            34,925
                                     ----------
                                     $  111,125
                                     ==========

NOTE 9 - SUBSEQUENT EVENTS
--------------------------
    On November 15, the Company issued 335,000 shares of common stock for $6,700. Each share issued was accompanied by a stock purchase warrant. Each warrant represents the right to purchase one share of the Company's common stock at a price of $0.40 per share no earlier than 90 days after the effective date of the Company's filing of an SB-2 registration statement with the Securities and Exchange Commission. Each warrant expires on the three year anniversary of the effective date. Each unexercised warrant may be redeemed by the Company at a price of $0.001 per warrant at anytime, upon 30 days written notice to the holders thereof, if the Company's common stock is traded on the Over the Counter Bulletin Board and the market price equals or exceeds 120% of the exercise price. Sixty thousand of these shares were issued to relatives' of stockholders.

                               US PATRIOT, INC.
                                BALANCE SHEETS



                                                     (Unaudited)
                                                     January 31,   October 31,
                                                       2002          2001
                                                   -----------    -------
                                      ASSETS
                                      ------

CURRENT ASSETS
  Cash and cash equivalents                          $1,474          $3,541
  Accounts receivable                                15,434             930
  Deferred tax asset                                    879             879
  Inventories                                        69,903          77,724
                                                   --------        --------
      Total current assets                           87,690          83,074
                                                   --------        --------

PROPERTY AND EQUIPMENT-
  Net of accumulated depreciation                    33,992          33,882
                                                   --------        --------

OTHER ASSETS
  Accrued interest                                      434             334
  Deferred tax asset                                  5,578           4,830
  Building and utility deposits                       3,674           3,689
                                                   --------        --------
                                                   $131,368        $125,809
                                                   --------        --------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
  Current portion of notes payable                  $87,904         $96,221
  Advances from stockholder                             700             602
  Current portion of related party note payable       7,720           4,896
  Accounts payable                                   21,947           4,599
  Accrued expenses                                    6,069          13,312
  Sales tax payable                                   4,257           2,294
                                                    -------         -------
      Total current liabilities                     128,597         121,924
                                                    -------         -------
LONG-TERM DEBT
  Capital lease obligation                              900             998
  Related party note payable                         13,702          19,586
                                                    -------         -------
      Total long-term debt                           14,602          20,584
                                                    -------         -------

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock - $.0001 par value;
      20,000,000 shares authorized; none issued         -               -
  Common stock - $.0001 par value;
      100,000,000 shares authorized;
      5,335,000 and 5,000,000 shares
      issued at January 31, 2002 and
      October 31, 2002, respectively                     533             500
  Additional paid-in-capital                         17,167          10,500
  Stock subscription receivable                      (5,000)         (5,000)
  Accumulated deficit                               (24,531)        (22,699)
                                                    --------        --------
      Total stockholders' equity (deficit)          (11,831)        (16,699)
                                                    --------        --------
                                                   $131,368        $125,809
                                                   =========       =========


                     See notes to financial statements.

                                 US PATRIOT, INC.
                            STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                           Three months         Three months
                                               ended                ended
                                            January 31,          January 31,
                                              2002                  2001
                                           ------------         ------------

NET SALES                                     $  165,298          $    9,565

COST OF SALES                                     95,601               5,261
                                              -----------         -----------
  Gross profit                                    69,697               4,305

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES      71,004              18,579
                                              -----------         -----------
  Loss from operations                            (1,307)            (14,275)

INTEREST EXPENSE                                   1,272               1,925
                                              -----------         -----------

  Loss before income tax benefit                  (2,579)            (16,200)

INCOME TAX BENEFIT                                   747               4,698
                                              -----------         -----------

Net loss                                      $   (1,832)         $  (11,502)
                                              ===========         ===========

NET LOSS PER COMMON SHARE - BASIC AND DILUTED $    (0.00)         $    (0.00)
                                              ===========         ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     5,279,167           4,955,556
                                              ===========         ===========


                     See notes to financial statements.


                                        US PATRIOT, INC.
                    STATEMENTS OF CHANGES IN STOCKHOLDERS'EQUITY (DEFICIT)
                       for the quarters ended January 31, 2002 and 2001
                                             (unaudited)



                                    Preferred stock     Common stock      Additional     Stock                         Total
                                    ---------------     -------------      paid-in   subscriptions  Accumulated   Stockholder's
                                    Shares  Dollars     Shares   Dollars   capital    receivable    deficit     equity (deficit)
                                    ------  -------   ---------  -------  ---------- -------------  -----------  ---------------

BALANCE, NOVEMBER 1, 2000            -        -       1,000,000    100         900      (1,000)        (2,997)         (2,997)

  Issuance of common stock,
  January 2, 2001                    -        -       3,000,000    300       7,200      (7,500)             -               -

  Common stock issued for
  professional fees,January 2, 2001  -        -       1,000,000    100       2,400           -              -           2,500

  Net loss                           -        -               -      -           -           -        (11,502)        (11,502)
                                   -------  -------   ---------  -------  ---------- -------------  -----------  ---------------

BALANCE, JANUARY 31, 2001            -       $-       5,000,000   $500     $10,500     $(8,500)      $(14,499)       $(11,999)
                                   =======  =======   =========  =======  ========== =============  ===========  ===============

BALANCE, NOVEMBER 1, 2001            -       $-       5,000,000   $500     $10,500     $(5,000)      $(22,699)       $(16,699)

  Issuance of common stock,
  November 15, 2001                  -        -         335,000   $ 33       6,667           -              -           6,700

  Net loss                           -        -               -      -           -           -         (1,832)         (1,832)
                                   -------  -------   ---------  -------  ---------- -------------  -----------  ---------------

BALANCE, JANUARY 31, 2001            -       $-       5,335,000   $533     $17,167     $(5,000)      $(24,531)       $(11,831)
                                   =======  =======   =========  =======  ========== =============  ===========  ===============


                                   See notes to financial statements.

                               US PATRIOT, INC.
                           STATEMENTS OF CASH FLOWS
                                 (unaudited)


                                                          For the          For the
                                                       quarter ended    quarter ended
                                                        January 31,       January 31,
                                                           2002               2001
                                                        -----------     --------------
OPERATING ACTIVITIES
  Net loss                                                $ (1,832)        $(11,502)
  Adjustments to reconcile net loss to net cash
    used for operating activities
       Depreciation                                          2,029              753
       Deferred taxes                                         (748)          (4,698)
       Professional fees provided in exchange for stock        -              2,500
       Changes in deferred and accrued amounts
         Accounts receivable                               (14,504)             -
         Inventories                                         7,821          (70,740)
         Building and utility deposits                          15              -
         Accrued interest                                     (100)             (33)
         Accounts payable                                   17,348            2,057
         Accrued expenses                                   (7,243)           5,437
         Sales tax payable                                   1,963              -
                                                        -----------     --------------
            Net cash provided by (used for)
            operating activities                             4,749          (76,226)
                                                        -----------     --------------

INVESTING ACTIVITIES
  Purchase of property and equipment                        (2,139)         (15,637)
                                                        -----------     --------------
              Net cash used for investing activities        (2,139)         (15,637)
                                                        -----------     --------------
FINANCING ACTIVITIES
  Proceeds from stock issuance                               6,700              -
  Advances from stockholder                                    -              3,847
  Proceeds from notes payable                                  -            100,000
  Principal payments on related party note payable          (3,060)             -
  Due to stockholder                                        (8,317)             -
                                                        -----------     --------------
              Net cash provided by (used for)
              financing activities                          (4,677)         103,847
                                                        -----------     --------------
              (Decrease) increase in cash
              and cash equivalents                          (2,067)          11,984

CASH AND CASH EQUIVALENTS
  BEGINNING OF PERIOD                                        3,541              -
                                                        -----------     --------------
  END OF PERIOD                                           $  1,474         $ 11,984
                                                        ===========     ==============

SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for:
    Interest                                              $    -           $  1,328
                                                        ===========     ==============

NONCASH INVESTING AND FINANCING ACTIVITIES
  Property and equipment acquired through capital lease   $    -           $    -
                                                        ===========     ==============
  Stock issued for subscriptions receivable               $    -           $  7,500
                                                        ===========     ==============



See notes to financial statements.

                              US Patriot, Inc.
                    Notes to Unaudited Financial Statements




NOTE 1 - BASIS OF PRESENTATION
------------------------------

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10QSB and item
310 (b) of Regulation S-B of the Securities and Exchange Commission. Accordingly they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

NOTE 2 - NET INCOME PER SHARE
-----------------------------

     Net income per share is computed on the basis of the weighted average number of common shares outstanding in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share (EPS)".
The treasury stock method is used to compute the effect of stock options on the weighted average number of common shares outstanding for the diluted method. Since the Company incurred a loss, securities that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive using the treasury stock method.

     On November 15, 2001, the Company issued 335,000 shares of common stock for $6,700. Each share issued was accompanied by a stock purchase warrant. Each warrant represents the right to purchase one share of the Company's common stock at a price of $0.40 per share no earlier than 90 days after the effective date of the Company's filing of an SB-2 registration statement with the Securities and Exchange Commission. Each warrant expires on the three year anniversary of the effective date. Each unexercised warrant may be redeemed by the Company at a price of $0.001 per warrant at anytime, upon 30 days written notice to the holders thereof, if the Company's common stock is traded on the Over the Counter Bulletin Board and the market price equals or exceeds 120% of the exercise price. Sixty thousand of these shares were issued to relatives' of stockholders.


NOTE 3 - ACCOUNTS RECEIVABLE
----------------------------

     In the quarter ended January 31, 2002, the Company recorded a receivable resulting from a contractual sale to a government agency. The Company extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on accounts receivable is principally dependent on each customer's financial condition. The Company monitors its exposure to credit losses and if needed maintains allowances for anticipated losses. There was no allowance for anticipated losses at January 31, 2002. As a result of this sale, the Company has a related payable balance of $ 11,540 on January 31, 2002.

     No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
US Patriot.  This prospectus does
not constitute an offer to sell or
a solicitation to an offer to buy
the securities offered hereby to
any person in any state or other
jurisdiction in which such offer or
solicitation would be unlawful.
Neither the delivery of this
prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.

Until _________ __, 2002 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus .  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.

---------------------------------------------

	TABLE OF CONTENTS
                                         Page
                                         ----
Prospectus Summary.....................    3             US Patriot, Inc.
The Offering...........................    4
Summary Financial Data.................    7
Risk Factors...........................    8
Use of Proceeds........................   14
Determination of Offering Price........   16
Dividend Policy........................   16             2,170,000 SHARES
Dilution...............................   17
Management's Discussion and Analysis...   18
Business...............................   23
Management.............................   32
Principal Shareholders.................   34
Selling Shareholders...................   35
Description of Securities..............   37            ------------
Indemnification........................   39
Plan of Distribution...................   40             PROSPECTUS
Legal Matters..........................   42
Experts................................   42            ------------
Where You Can Find More
Information............................   43
Financial Statements...................  F-1
---------------------------------------------



            April 18, 2002

                                   PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Article 11 of our Articles of Incorporation includes certain provisions permitted by the South Carolina Revised Statutes, which provides for indemnification of directors and officers against certain liabilities. Pursuant to our Articles of Incorporation, our officers and directors are indemnified, to the fullest extent available under South Carolina Law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

         ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that expenses in connection with this registration statement will be as follows:

SEC registration fee             $     260
Legal fees and expenses          $  50,000
Accounting fees and expenses     $   6,000
Miscellaneous                    $   3,740
                                 ---------
Total                            $  60,000


     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. Selling shareholders will not pay any of the expenses incident to registration. We will incur the above expenses even if we are unable to sell any shares in this offering.

         ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by US Patriot, Inc. within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in
Section 4(2) and Regulation D of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.



All shareholders other than Messrs. Dee, Massey and Dodrill purchased their shares in an offering under Regulation D, Rule 504 of the Securities Act of 1933, as amended. All investors were given access to corporate books and records as well as the ability to ask questions
of the company's management.    No general solicitation or advertising
was used in approaching the investors as all had preexisting relationships with company management.



Messrs Dee, Massey and Dodrill were each issued shares in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. Mr. Dee, our President and Chairman of our Board of Directors purchased his shares from the company. Mr. Massey, one of our directors, purchased his shares from the company by delivering a note payable to the company in the principal amount of $5,000. Mr. Dodrill, our company counsel, received his shares in lieu of payment for legal services rendered. Messrs Dee, Massey and Dodrill are all sophisticated, accredited investors who had access to corporate books and records as well as either being involved in management of the company or having the ability to ask questions of the company's management. All shares issued under the 504 and all shares issued to Messrs Dee, Massey and Dodrill have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.



Date                Name                         # of Shares      Total Price
----                ----                         -----------      -----------

1/2/01          Phillips N. Dee                   2,000,000       $5,000
1/2/01          Scott Massey                      2,000,000       *
1/2/01          Jim Dodrill                       1,000,000       **
11/15/01        William Bauer                        25,000       $500
11/15/01        Peggy Bauer                          25,000       $500
11/15/01        Greggory Colegrove                   25,000       $500
11/15/01        Jeffrey Colegrove                    25,000       $500
11/15/01        James Foxworthy                      25,000       $500
11/15/01        Melissa Foxworthy                    25,000       $500
11/15/01        Judith Cooper                        12,500       $250
11/15/01        Larry Higgins                        12,500       $250
11/15/01        D.T. Kimble                          12,500       $250
11/15/01        Kay Kimble                           12,500       $250

11/15/01        Ania Kwalik                          12,500       $250
11/15/01        Albert Massey                        12,500       $250
11/15/01        Diane Massey                         12,500       $250
11/15/01        Richard Weinacker                    12,500       $250
11/15/01        Bruce West                            7,500       $150
11/15/01        Pamela West                           5,000       $100
11/15/01        Pete Baldwin                          5,000       $100
11/15/01        Sandra Dee                            5,000       $100
11/15/01        Gordon English                        5,000       $100
11/15/01        David Gable                           5,000       $100
11/15/01        Harry Hunter                          5,000       $100
11/15/01        Brenda Jellicorse                     5,000       $100
11/15/01        Steve Jellicorse                      5,000       $100
11/15/01        Jean Jones                            5,000       $100
11/15/01        Mike Jones                            5,000       $100
11/15/01        Bert Kemp                             5,000       $100
11/15/01        Kristy Massey                         5,000       $100
11/15/01        Angela Post                           5,000       $100
11/15/01        James Post                            5,000       $100
11/15/01        Jim Winders                           5,000       $100


* Issued in exchange for a note payable in the principal amount of $5,000.
**  Issued in connection with services rendered valued at $2,500.

                              ITEM 27. EXHIBITS

Exhibit Number           Description
--------------           -----------
3.1                      Articles of Incorporation of US Patriot, Inc.

3.2                      Bylaws of US Patriot, Inc.

4.1                      Specimen certificate of the Common Stock of US
                         Patriot, Inc.

4.2                      Specimen certificate of the Warrants of US
                         Patriot, Inc.

5.1                      Opinion of Law Office of James G. Dodrill II,
                         P.A. as to legality of securities being registered

10.1                     Lease of Business Property entered into
                         October 1, 2001 between US Patriot, Inc. and Covold Partners.

10.2                     Promissory Note dated November 30, 2000 with
                         SouthTrust Bank.



10.3                     Promissory Note dated October 11, 2001 with
                         SouthTrust Bank.



23.1                     Consent of Elliott Davis LLC


23.2                     Consent of James G. Dodrill II
                         (included in Exhibit 5.1)




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



                            ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
               i. Include any prospectus required by Section 10(a)(3) of
                  the Securities Act;
              ii. Reflect in the prospectus any facts or events which,
                  individually or together, represent a fundamental change in the information in the registration statement.
             iii. Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether

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

such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                 Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia state of South Carolina, on April 18, 2002.


                               US PATRIOT, INC.

                               By:     /s/ Phillips N. Dee
                                    ------------------------
                                      Phillips N. Dee
                                      Principal Executive Officer, President,
                                      Principal Financial Officer,
                                      Principal Accounting Officer and
                                      Director



     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2002.



By:     /s/ Phillips N. Dee           Principal Executive Officer, President,
      ----------------------          Principal Financial Officer,
         Phillips N. Dee              Principal Accounting Officer and
                                      Director


By:     /s/ Scott Massey              Director
      --------------------
         Scott Massey







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